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                                                                 Exhibit 23






                      CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 Number 333-28925) of American General Finance Corporation and in the related Prospectus of our report dated February 16, 1999, with respect to the consolidated financial statements and schedule of American General Finance Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                           ERNST & YOUNG, LLP


Indianapolis, Indiana
March 17, 1999
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